Exhibit 10.1

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

This amendment, dated as of December 21, 2009 (this “Amendment”), is by and between J.P. Morgan Securities Inc. (“Party A”) and JERIT Finance CO JPM, LLC (“Party B”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties have entered into a Master Repurchase Agreement dated as of September 12, 2008 (the “Original Agreement”) which Original Agreement was amended pursuant to that certain Amendment No. 1 to Master Repurchase Agreement dated as of December 17, 2008 (the “First Amendment”) (the Original Agreement and First Amendment, together, the “Agreement”); and

WHEREAS, the parties acknowledge that they wish to amend the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.        Paragraph 5 of the Agreement, Income Payments, shall be deleted and replaced with the following:

“All Income paid or distributed on or in respect of the Purchased Securities or Additional Purchased Securities shall be used to reduce the Repurchase Price. Buyer shall apply any Income that it receives to reduce the amount to be transferred to Buyer by Seller on the Repurchase Date.”

2.        Section (iv) of Paragraph 11 of the Agreement, Events of Default, shall be deleted: “(iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof.”

3.        The Purchase Price with respect to the Purchased Securities listed on Annex A, attached hereto, shall be revised as set forth on Annex A as of each of the dates set forth on Annex A. Buyer’s Margin Percentage shall be the percentage set forth on Annex A. The final Repurchase Date for the series of Transactions ending in December 2009 shall be January 22, 2010. Party B shall pay all amounts owed to Party A, including but not limited to any accrued and unpaid Price Differential and the difference between such Purchase Price as of the preceding month and the Purchase Price of such month, on the 22nd day of each month, or the immediately following business day, each such day a “Monthly Payment Date.” Party B’s failure to pay such amounts on the Monthly Payment Date shall constitute an Event of Default.

Except as otherwise set forth herein, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD DESIGNATE THE LAW OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first written above.

J.P. MORGAN SECURITIES INC.		JERIT FINANCE CO JPM, LLC

By:	/s/ Mark D. Pasierb	By:	/s/ Jeffrey D. Goldberg
Name:	Mark D. Pasierb	Name:	Jeffrey D. Goldberg
Title:	Managing Director	Title:	Authorized Signatory